UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2022

CIPHER MINING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39625	85-1614529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1 Vanderbilt Avenue

Floor 54, Suite C

New York, New York 10017

(Address of principal executive offices)

(914) 370-8006

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CIFR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per whole share	CIFRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Waiver Agreement

On April 8, 2022, Cipher Mining Inc., as successor-in-interest to Good Works Acquisition Corp., and Cipher Mining Technologies Inc., with respect to certain sections (collectively, the “Company”), entered into a Waiver Agreement, with Bitfury Top HoldCo B.V. (“Bitfury”) (the “Waiver Agreement”), pursuant to which the Company waived certain restrictions on transfer of shares under (a) that certain Lock-up Agreement, dated as of August 26, 2021, by and between Good Works Acquisition Corp. and Bitfury and (b) those certain Lock-up Agreements, dated as of August 26, 2021, by and between Good Works Acquisition Corp. and each of (i) I-B Goodworks, LLC, (ii) Magnetar Financial LLC, (iii) Mint Tower Capital Management B.V., (iv) Periscope Capital, Inc. and (v) Polar Asset Management Partners Inc., respectively (the stockholders contemplated by clauses (a)-(b), the “Stockholders”) imposing similar restrictions on the Stockholders (collectively, the “Lock-up Agreements” and each a “Lock-up Agreement”). The Waiver Agreement was negotiated and approved by an independent committee of the Company’s Board of Directors (the “Board”). The Waiver Agreement permits each Stockholder to pledge or otherwise hypothecate up to one hundred percent (100%) of the Lock-up Shares (as defined in the Lock-Up Agreements) held by such Stockholder as of the date of the Waiver Agreement (the shares that are actually pledged or otherwise hypothecated, the “Pledged Shares”) as collateral or security in connection with any loan meeting certain criteria set forth in the Waiver Agreement and (ii) transfer the Pledged Shares upon foreclosure by such pledgee in accordance with the terms of the applicable pledge or hypothecation; provided that the Waiver will only apply and be effective if the following conditions are satisfied or waived: (i) any pledgee executes a joinder to the Lock-up Agreements and therefore be bound by the Transfer Restrictions as defined in the Lock-up Agreements, (ii) the pledgee in receipt of any pledged shares be in compliance with all Anti-Money Laundering and Know Your Customer laws and regulations in effect in the United States of America and be a nationally, internationally or regionally recognized bank or bona fide financial institution, private equity fund or other lender, (iii) any pledgee not be a competitor of the Company, and (iv) any loan for pledged shares be a bona fide loan containing customary market terms and have an initial 25% maximum loan-to-value ratio. Additionally, effective as of the date of consummation of any pledge or hypothecation, and solely in regard to any Pledged Shares, the Lock-Up Period, as defined in the applicable Lock-up Agreement, shall be extended an additional three months to November 26, 2023. Furthermore, the Waiver Agreement includes the cancellation of 2,890,173 shares held by Bitfury and subject to the Lock-up Agreements (the “Cancelled Shares”) in full satisfaction of certain of Bitfury’s obligations to Cipher Mining. The Cancelled Shares were part of the tranche of Lock-Up Shares with a Lock-Up Period during the period beginning on the date that is eighteen months after the Closing Date and ending on the date that is two years after the Closing Date.

Board Observer Agreement

On April 8, 2022, the Company entered into an Observer Agreement (the “Board Observer Agreement”) with Bitfury Holding B.V. (“Bitfury Holding”) and Bitfury (together with “Bitfury Holding,” the “Investors”), which provides that the Investors have the right to designate a representative to serve as an observer (the “Observer”) of our Board and any committees thereof (subject to exceptions specified therein) The Observer has the right to attend and observe meetings of the Board, including any meetings of the committees of the Board, and to participate in discussions of matters brought to the Board or any committee thereof, in each case, subject to certain exceptions specified in the Board Observer Agreement. The Investors’ rights under the Board Observer Agreement will terminate upon the date that the Investors no longer beneficially own at least 10% of the outstanding shares of our common stock of the Company. As of the date of this Current Report on Form 8-K, the Investors have not designated an Observer pursuant to the Board Observer Agreement.

The Board Observer Agreement was negotiated and approved by an independent committee of the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Waiver Agreement, dated as of April 8, 2022.

99.2	Board Observer Agreement, dated as of April 8, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cipher Mining Inc.

Date: April 14, 2022	By:	/s/ Tyler Page
	Name:	Tyler Page
	Title:	Chief Executive Officer